UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 21, 2013

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33631	56-2639586
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

700 Louisiana Street, Suite 2060

Houston, TX 77002

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code: (832) 519-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 21, 2013, Crestwood Niobrara LLC (“Crestwood Niobrara”), a wholly-owned subsidiary of Crestwood Midstream Partners LP (the “Partnership”), entered into a definitive agreement (the “Purchase Agreement”) with RKI Exploration & Production, LLC (“RKI”) to acquire RKI’s 50% interest in Jackalope Gas Gathering Services, L.L.C. (“Jackalope”) for approximately $108 million (the “Transaction”). Access Midstream Partners, L.P. (“Access”) owns the remaining 50% interest in and operates Jackalope. As part of the Transaction, Access will continue to provide field operations and construction management for Jackalope and Crestwood Niobrara will assume the commercial development role for the joint venture. The Jackalope gathering and processing system is currently comprised of approximately 100 miles of gathering pipelines and 9,400 horsepower of compression equipment located in Converse County, Wyoming.

Crestwood Niobrara and RKI have made customary representations, warranties and covenants in the Purchase Agreement and the completion of the Transaction is subject to the satisfaction or waiver of customary conditions, including receipt of all applicable governmental approvals. The purchase price is subject to customary adjustments. The Purchase Agreement is subject to termination by either party for various reasons, including their mutual written consent and the failure of the Transaction to be consummated on or before 90 days from the date of the Purchase Agreement. The Transaction is expected to close during the third quarter of 2013.

In connection with the Transaction and expected future infrastructure development, Crestwood Niobrara and GE Energy Financial Services (“GE EFS”) have agreed to a financing arrangement whereby GE EFS will fund, subject to additional approvals, 75% of the Transaction and future capital contributions for Crestwood Niobrara’s 50% interest in Jackalope, up to $150 million of preferred equity. The remaining contribution for Crestwood Niobrara’s interest will be funded with available borrowing capacity under the Partnership’s revolving credit facility.

RKI is a privately-owned, independent exploration and production company focused in the Powder River, Permian and Denver-Julesberg Basins in which First Reserve owns a significant minority ownership position. First Reserve indirectly controls the Partnership’s general partner and is also the Partnership’s largest common unit holder.

The description of the Purchase Agreement herein is qualified in its entirety by the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 24, 2013, the Partnership issued a press release to announce the execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Except as set forth under Item 8.01, the information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

To the extent that any portion of the press release attached hereto as Exhibit 99.1 relates to the previously announced proposed merger involving Inergy, L.P. (“NRGY”), Inergy Midstream, L.P. (“NRGM”), NRGM GP, LLC, the general partner of NRGM, Intrepid Merger Sub, LLC, a wholly-owned subsidiary of NRGM, NRGY, Crestwood Holdings LLC, the Partnership and Crestwood Gas Services GP LLC, such portion is incorporated into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated June 21, 2013 by and between RKI Exploration & Production, LLC, Crestwood Niobrara LLC and Crestwood Midstream Partners LP

99.1	Press Release of Crestwood Midstream Partners LP dated June 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC, Its General Partner

Date: June 24, 2013	By:	/s/ Steven M. Dougherty
Steven M. Dougherty,
Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated June 21, 2013 by and between RKI Exploration & Production, LLC, Crestwood Niobrara LLC and Crestwood Midstream Partners LP

99.1	Press Release of Crestwood Midstream Partners LP dated June 24, 2013